Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Crown Castle International Corp.:

We consent to the incorporation by reference in the Registration Statement (No. 333-67379) on Form S-8 pertaining to the Crown Castle International Corp. 401(k) Plan of our report dated June 11, 2004, with respect to the financial statements of the Crown Castle International Corp. 401(k) Plan as of and for the years ended December 31, 2003 and 2002, included in this Annual Report (Form 11-K).

/s/ KPMG LLP

Pittsburgh, Pennsylvania

June 28, 2004